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                               WAYNE BANCORP, INC.

             PROXY FOR ANNUAL MEETING OF SHAREHOLDERS - MAY 29, 2003

                                      PROXY

Know all men by these presents that the undersigned Shareholder of Wayne Bancorp, Inc., Wooster, Ohio, does hereby nominate, constitute and appoint LUCILLE S. HOUSER, DOYLE W. MCCLARAN AND WAYNE A. ZACOUR (the "Appointed Proxies") or any of them (with full power to act alone), as true and lawful attorney(s) with full power of substitution, to vote all the Common Stock of said Corporation, standing in the name of the undersigned which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at The Arden Shisler Center for Education & Economic Development, The Ohio State University, 1625 Wilson Road, Wooster, Ohio, on May 29, 2003 at 2:00 p.m., or at any adjournments thereof, with all the powers the undersigned would possess, if personally present, as indicated on the following matters:

1.   Election of Directors

                                                          WITHHOLD AUTHORITY
                                   FOR THE NOMINEE      TO VOTE FOR NOMINEE
         David P. Boyle                  [ ]                     [ ]
         B. Diane Gordon                 [ ]                     [ ]
         Stephen L. Shapiro              [ ]                     [ ]
         Bala Venkataraman               [ ]                     [ ]

2. Proposal to approve the Affiliation Agreement dated December 9, 2002 by and between Wayne Bancorp, Inc. and Banc Services Corp. pursuant to which Banc Services Corp. will merge with and into Wayne Bancorp, Inc.

               [ ] For             [ ] Against                [ ] Abstain

3.   Proposal to adopt the Deferred Share Plan.

               [ ] For             [ ] Against                [ ] Abstain

4. With respect to any other business that may be properly brought before the meeting or any adjournments thereof, including a proposal to adjourn the meeting. The Board of Directors at present knows of no other business to be presented by or on behalf of the Company or its Board of Directors at the meeting.

THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" EACH NOMINEE AND EACH MATTER LISTED ABOVE UNLESS "WITHHOLD," "AGAINST" OR "ABSTAIN" IS INDICATED. IF ANY OTHER BUSINESS IS PRESENTED AT SAID MEETING, THIS PROXY SHALL BE VOTED ACCORDING TO THE DISCRETION OF THE APPOINTED PROXIES.
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THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED MATTERS. THIS
PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

Number of Shares owned                               Dated                , 2003
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When signing as attorney, executor, administrator,
trustee or guardian, please give full title. If --------------------------- more than one trustee, all should sign.
ALL JOINT OWNERS MUST SIGN.                          ---------------------------
                                                     Signature of Shareholder(s)